UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 10, 2014

ALPINE 3 INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54995	46-3031328
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employer Identification No.)

Michael J. Rapport

Evans Brewing Company Inc.

2000 Main St

Irvine, CA 92614

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 442 7565

 (ISSUER TELEPHONE NUMBER)

460 Brannan Street, Suite 78064 San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

1

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01

Change in Control of Registrant.

On April 10, 2014, Richard Chiang, the officer and director of ALPINE 3 Inc. (the “Registrant”), entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of the Registrant’s common stock to The Michael J. Rapport Trust for a purchase price of $40,000. A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1

Pursuant to the Share Purchase Agreement, The Michael J. Rapport Trust became the sole shareholder of the Registrant, owning 100% of the issued and outstanding shares of the Registrant’s common stock.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On April 9, 2014, immediately prior to the closing of the Share Purchase Agreement transaction, Richard Chiang, acting as the sole shareholder of the Registrant, elected and appointed Michael J. Rapport and Evan Rapport to the Board of Directors of the Registrant.  Biographical information relating to Michael J. Rapport and Evan Rapport are below.

Resignation of Director

Immediately following the closing of the Share Purchase Agreement transaction, Richard Chiang tendered his resignation as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Michael J. Rapport, acting as a member of the Registrant’s Board of Directors, accepted Mr. Chiang’s resignation. The resignations were in connection with the consummation of the Share Purchase Agreement with Michael J. Rapport and were not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices.

Appointment of Officers

Following Mr. Chiang’s resignations, Michael Rapport appointed himself as President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of the Registrant. Michael Rapport also elected Evan Rapport as to serve as the Registrant’s Vice President and Member of the Board of Directors.

2

Biographical Information for Michael J. Rapport

Michael J. Rapport – Michael Rapport currently serves as the Chairman of the Board of Bayhawk Ales Inc., a position he has held since 2013. He also serves as President of Frontier Aluminum Corporation, an aluminum extruder company, since 1990. Additionally, Mr. Rapport is a Managing Partner of TresHermanos, LLC, and also holds a position as President of Evans Brewing Company. In 2011, Mr. Rapport and his son Evan Rapport started Evans Premium Lager, which has gained international attention, winning 15 awards for craft lagers. He received a B.A. degree in Psychology from Antioch West University in 1979.

Biographical Information for Evan Rapport

Evan Rapport –Evan Rapport currently serves as the President of Bayhawk Ales Inc., a position he has held since 2013. He also serves as a Managing Partner of TresHermanos, LLC. Additionally, Mr. Rapport is the Vice President of Evans Brewing Company. In 2011, Mr. Rapport and his father, Michael Rapport started Evans Premium Lager.

Relationships

Michael Rapport is the father of Evan Rapport.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at ALPINE 3 Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)

Financial Statements of Business Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Exhibits.

3

Exhibit No.	Document	Location
10.1	Share Purchase Agreement dated April 10, 2014	Filed herewith
17.1	Resignation Letter of Richard Chiang dated as of April 10, 2014, effective April 10, 2014	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPINE 3 Inc.

By:  /s/ Michael J. Rapport

Name:  Michael J. Rapport

Title: President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors

Dated: April 10, 2014

4